UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2015

Matthews International Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	000-09115	25-0644320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two NorthShore Center
Pittsburgh, Pennsylvania	15212-5851
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (412) 442-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On April 23, 2015, the Board of Directors of Matthews International Corporation (the "Company") approved an amendment to the Company's Restated By-laws (the "By-laws"). Article III, Section 3.01 of the By-laws provide that no person shall be eligible as a nominee to the Board of Directors for any term during which, or before which, such person will attain seventy years of age. The amendment retains this age limitation, but allows the Board of Directors to permit the Chairman of the Board, under certain circumstances, to be nominated to one additional term, not to exceed three years, regardless of whether the Chairman has attained, or would attain, seventy years of age during such additional term.

The By-laws, as amended, became effective immediately upon approval by the Board of Directors. The foregoing description of the By-laws, as amended, is qualified in its entirety by reference to the full text of the By-laws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01                                        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.                                        Description

3.1	Restated By-laws of Matthews International Corporation, as amended as of April 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matthews International Corporation
(Registrant)

By:	/s/ Steven F. Nicola
Steven F. Nicola
Chief Financial Officer, Secretary and Treasurer

Dated:  April 29, 2015

Exhibit Index

3.1	Restated By-laws of Matthews International Corporation, as amended as of April 23, 2015